                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): March 7, 2007

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On March 7, 2007, CSP Inc. (the "Company") issued a press release announcing its financial results for the first quarter and year to date fiscal year 2007 which ended December 31, 2006. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated March 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: March 12, 2007 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS 40% SALES INCREASE
FOR FIRST-QUARTER FISCAL 2007

Company Posts Net Income of $978,000 for First Quarter

BILLERICA, MA, March 07, 2007 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the first quarter of fiscal 2007 ended December 31, 2006.

For the first quarter of fiscal 2007, CSP Inc. sales increased 40% to $21.1 million from $15.1 million in the first quarter of fiscal 2006. Net income for the first quarter of fiscal 2007 was $978,000, or $0.25 per diluted share, compared with a net loss of $546,000, or $0.15 per diluted share, in the first quarter of fiscal 2006.

"CSP began fiscal 2007 with excellent first-quarter performance across the board, reporting a 40% increase in sales versus the first quarter of fiscal 2006 and a profit of $978,000," said Alexander R. Lupinetti, chairman and chief executive officer of CSP Inc. "Strong MultiComputer systems sales and robust demand for our IT systems integration services and best-of-breed IT solutions drove revenue and net income growth."

"CSP's Systems segment performed very well in the first quarter, primarily as a result of MultiComputer systems shipments to Raytheon," added Lupinetti. "The shipments were part of a previously announced $17 to $18 million contract award to supply FastCluster 220R MultiComputer Systems. We expect to deliver the remainder of the systems during the current fiscal year."

"After the close of the quarter we completed an agreement to resell Annapolis Micro Systems' Field Programmable Gate Array (FPGA) technology," said Lupinetti. "Our commercial and government customers now can leverage Annapolis' innovative design and development tools on an FPGA integrated chip within our FastCluster rugged computing platform. This hybrid FastCluster computing environment, which is capable of supporting hundreds of hybrid compute blades, includes a broad set of libraries, diagnostics and development tools that promote collaboration, productivity and portability. We are excited to be teamed with a recognized leader in FPGA technology to offer this hybrid computing platform."

"MODCOMP also reported excellent results for the first quarter. Systems and Solutions Division (SSD) sales were strong, driven by robust demand in the market for quality integrated IT infrastructure solutions," said Lupinetti. "The previously announced loss of our reseller relationship with Dell Inc. had minimal effect on sales in the first quarter as we essentially replaced the business derived from the relationship by teaming with other partners. We continue to grow this business by capitalizing on our technical expertise and productive sales model."

"MODCOMP's German subsidiary also performed well in the quarter," added Lupinetti. "Our margins at this business were especially strong as a result of two unusually high-margin professional consulting contracts. We also are seeing the benefits of our restructuring in Germany last year. The economic outlook in Germany is positive and we are encouraged by our prospects going forward."

"We began fiscal 2007 with a strong quarter and we are enthusiastic about CSP's outlook for the year. Our investments in technology and people are enabling us to capitalize on demand in our markets," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, expectations relating to the Annapolis Micro Systems agreement, the growth of SSD, the prospects for MODCOMP's German business, timing of shipments under the Raytheon Company contract, the outlook for fiscal 2007 and CSP's intention to capitalize on continued demand in its markets. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with fourth parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.csp.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,
	2006	2006
Assets
Current assets:
Cash and short-term investments	$14,512	$10,856
Accounts receivable, net	7,529	10,316
Inventories	7,870	7,407
Other current assets	2,450	3,036
Total current assets	32,361	31,615
Property, equipment and improvements, net	1,168	1,141
Other assets	5,732	5,694
Total assets	$39,261	$38,450

Liabilities and Shareholders' Equity
Current liabilities	11,205	12,016

Pension and retirement plans	7,548	7,283
Deferred income taxes	254	236

Shareholders' equity	20,254	18,915
Total liabilities and shareholders' equity	$39,261	$38,450

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/
	Dec. 31	Dec. 31
	2006	2005
Sales:
Product	$17,636	$11,938
Service	3,495	3,158
Total sales	21,131	15,096

Cost of Sales:
Product	13,161	9,933
Service	2,287	2,214
Total cost of sales	15,448	12,147

Gross profit	5,683	2,949

Operating expenses:
Engineering and development	545	512
Selling, general & administrative	3,382	2,944
Total operating expenses	3,927	3,456

Operating income (loss)	1,756	(507)

Other income, net	69	55

Income(loss) before income taxes	1,825	(452)
Income tax expense	847	94

Net Income(loss)	$ 978	($546)

Net income(loss) per share - basic	$0.26	($0.15)
Weighted average shares outstanding - basic	3,726	3,679

Net income(loss)per share - diluted	$0.25	($0.15)
Weighted average shares outstanding - diluted	3,893	3,679